TRANSPORT HOLDINGS INC.

Exhibit 11.1

Schedule of Computation of Earnings Per Share

(In Thousands, Except Per Share Data)

                                                                    Three Months Ended
                                                                        March 31,
                                                                    1996         1995
                                                                ------------  ----------
PRIMARY EARNINGS PER SHARE:                                                      (a) <F8>

Net income                                                       $     4,515  $    7,198
                                                                               =========
Less:  income attributable to preferred stock                         (1,407)
                                                                  ------------
Net income for primary earnings per share                        $     3,108
                                                                  ============
Weighted average number of common shares
    outstanding during the period                                  1,590,461
                                                                  ============
Primary earnings per share                                       $      1.95
                                                                  ============

FULLY DILUTED EARNINGS PER SHARE:

Net income for primary earnings per share                        $     3,108
Plus:  interest on convertible subordinated notes,
    net of applicable income taxes                                       706
                                                                  ------------
Net income for fully diluted earnings per share                  $     3,814
                                                                  ============
Weighted average number of common shares
    outstanding during the period                                  3,120,958
                                                                  ============
Fully diluted earnings per share                                 $      1.22
                                                                  ============

<F8>
(a) No per share amounts were applicable to the 1995 period, which was prior to the distribution of the Company's shares to the public.